Exhibit 10.17

SUB-LICENSE AGREEMENT

THIS SUB-LICENSE AGREEMENT is made as of the 1st day of October 2013 (the “Effective Date”) by and between Miromatrix Medical Inc., a Delaware corporation with a principal place of business at 18683 Bearpath Trail, Eden Prairie, MN 55347 USA (hereinafter “Miromatrix”), and Texas Heart Institute, a Texas non-profit corporation with a principal place of business at 6770 Bertner, Suite C 550, Houston, Texas 77030 (hereinafter “THI”). Miromatrix and THI may be referred to as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, THI is engaged in the research and development of medical products for the prevention and treatment of cardiovascular disease;

WHEREAS, Miromatrix is engaged in the research, development, manufacture and marketing of perfusion decellularization and recellularization technology and the products that are created utilizing such technology, including that under Miromatrix Patents;

WHEREAS, Miromatrix is the licensee of certain patents and patent applications described in Exhibit A annexed hereto (the “Licensed Miromatrix Patents”) pursuant to an Exclusive License Agreement with the University of Minnesota dated February 4, 2010, (the “License Agreement”);

WHEREAS, THI wishes to sub-license Miromatrix Patents (as defined herein) for use in the Product Area for research in the Product Area and development of Products; and

WHEREAS, Miromatrix is willing to grant such a sub-license under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound thereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1              Definitions. The following terms, as used herein, have the following meanings:

“Act” means the United States Federal Food Drug and Cosmetic Act and applicable regulations.

“Affiliate” means, when used with reference to a Party, any person directly or indirectly Controlling, Controlled by or under common Control with a Party.

“Bankruptcy Event” means the person in question becomes insolvent, or voluntary or involuntary proceedings by or against such person are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such person, or proceedings are instituted by or against such person for corporate reorganization or the dissolution of such person, which proceedings, if involuntary, will not have been dismissed within ninety days after the date or filing, or such person makes an assignment for the benefit of creditors, or substantially all of the assets of such person are seized or attached and not released within ninety days thereafter.

“Commercial Sale” means a bona fide sale, use., lease, transfer or other disposition for value of Product by a Party, or any Affiliate or any sub-licensee of a Party, to a third party that is not an Affiliate of such Party, except that the following shall be excluded from the definition of a Commercial Sale: (a) the transfer of Product to a third party without consideration in connection with the development or testing of a Product, (b) transfer of a Product by a Party to such Party’s Affiliates or sub-licensees for resale; or (c) the transfer of a Product to a third party for consideration for use in a clinical trial, so long as such clinical trial is being conducted prior to the availability of the Product for sale to the general public.

“Control,” “Controlling,” and “Controlled by” mean the direct or indirect ownership of over 50% of the outstanding voting securities of a Person, or the right to receive over 50% of the profits or earnings of a Person, or the right to control the policy decisions of a Person.

“Effective Date” means the date of this Agreement first written hereinabove.

“FDA” means the United States Food and Drug Administration or any successor regulatory agency.

“Intellectual Property” means patents, copyrights, trademarks, trade secrets, trade dress, know-how or other intellectual property rights, whether patented, patentable, pending or granted.

“Miromatrix Patents” means the Licensed Miromatrix Patents listed in the License Agreement and all present or future patents and patent applications owned or controlled by, or subject to an obligation of assignment to, Miromatrix necessary or required (i) for research in the Product Area or development of the Products; or (ii) to make, have made, supply, use, sell, offer to sell, or import the Products; and any and all applications and patents owned or controlled by Miromatrix that claim priority, in whole or in part, directly or indirectly, to one or more of the foregoing, including but not limited to continuations, continuations-in-part, additions, divisions, renewals, extensions, re-examinations and reissues of the foregoing and any and all foreign counterparts of the foregoing.

“Net Sales Price” means the amount invoiced for a Commercial Sale of a Product minus (i) all trade, quantity and discounts actually allowed, (ii) all credits and allowances granted due to rejections, returns, billing errors and retroactive price reductions, (iii) applicable duties, (iv) applicable excise, sale and use taxes, and (v) out of pocket expenses for freight and shipping of Products.

“Person” or “Persons” means any corporation, partnership, joint venture or natural person.

“Product Area” means the whole heart organ (as differentiated from parts of the heart including, but not limited to, heart valves, cardiac patches, blood vessels, AV node, and the like) for transplantation into human beings, whereby perfusion decellularization and/or perfusion recellularization has been utilized in any portion of the creation or manufacture of such whole heart organ.

“Products” means any and all products in the Product Area, the manufacture, use, sale, offer for sale, supply, or import of which, but for the sub-license granted hereunder, would infringe a Valid Claim of one or more of the Miromatrix Patents.

“Regulatory Approval” means regulatory authorizations required to sell Products in the geographic location where such Products are being sold.

“Term” has the meaning set forth in Article VIII.

“Territory” means all countries of the world.

“THI Patents” means any present or future patents and patent applications owned or controlled by THI necessary or required to make, have made, supply, use, sell, offer to sell, or import the Products and any and all continuations, continuations-in-part, additions, divisions, renewals, extensions, re-examinations and reissues thereof and any and all foreign counterparts of the foregoing.

“Valid Claim” means a claim of an issued and unexpired patent right which can be reasonably asserted against a Party manufacturing, using., offering for sale, selling or importing a Product absent a license and whose validity or enforceability has not been adversely affected by any of the following: (i) lapse, revocation, or abandonment, (ii) a determination by a court or other governmental agency of competent jurisdiction, which is unappealable, has not been appealed within the time allowed for appeal, or for which all possible appeals have been exhausted, that the patent is unenforceable or the infringed claims are invalid and/or (iii) a disclaimer or admission of invalidity or unenforceability through reissue, re-examination, opposition, nullity action or invalidation suit response, disclaimer or otherwise.

ARTICLE II
GRANT OF SUB-LICENSE

2.1             Grant of Sub-License. Subject to the terms and conditions contained in this Agreement, and in consideration for the research and development of Products by THI for commercialization by Miromatrix, Miromatrix grants to THI an exclusive, even as to Miromatrix, non-transferrable, non-sub-licensable, worldwide license under the Miromatrix Patents for performance of research in the Product Area and the development of Products in accordance with the terms and conditions hereinafter set forth. The Parties agree that the foregoing license to THI includes the right to research and develop parts of the heart, including, but not limited to, heart valves, cardiac patches, blood vessels, AV node, and the like, provided THI is conducting such research and development of parts of the heart solely in furtherance of THI’s research and development of Products; provided, that this shall not be construed as a license to conduct clinical trials of, or sell, offer to sell, have sold, supply or import or otherwise commercialize or have commercialized, parts of the heart (including, without limitation, heart valves, cardiac patches, blood vessels, AV node and the like). The foregoing license shall be retroactive to the first publication date of a patent application falling within the Miromatrix Patents. Miromatrix represents and warrants that it possesses all rights to bring demands, claims, and causes of action against the THI, and THI’s representatives, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors and assigns (collectively the “Released Parties”) for infringement of the Miromatrix Patents, and that such demands, claims, and causes of action are within the scope of the license set forth in this Section 2.1.

2.2              Sub-License. THI agrees that the grant of the license by Miromatrix to THI as to Licensed Miromatrix Patents is a sub-license governed by the terms and subject to the conditions of the License Agreement. Miromatrix agrees that it shall not grant, or consent to the grant of, any right, title, or license to any Person in or to the Miromatrix Patents if such grant would permit another Person to make use, sell, offer to sell, supply, or import a Product.

2.3             Research and Development Activities. THI agrees to use reasonable commercial efforts, consistent with sound and reasonable judgment and practices as customary in the medical device and biological products industries, at its cost and expense, to perform product development in the Product Area and to develop the Products. THI shall perform, or shall cause to happen or be performed as the case may be, all of Milestones 1, 2, 3, 4, 5 and 6 as set forth in Exhibit B annexed hereto (each a “THI Milestone” and collectively, “THI Milestones”). Failure by THI to meet any THI Milestone in a timely manner shall be grounds for termination of this Agreement. After written notice by Miromatrix to THI of failure to timely meet any THI Milestone and the failure by THI to cure such defaults within sixty (60) days thereafter, this Agreement shall terminate. All fees, costs, and expenses associated with achieving the THI Milestones shall be the sole responsibility of THI; Miromatrix shall not be obligated to provide or pay and such fees, costs, or expenses.

2.4             Conversion of Sub-License Into Royalty Right. Upon achievement of THI Milestone #6, the sub-license granted by Miromatrix to THI pursuant to Section 2.1 shall terminate and Miromatrix shall continue the development and commercialization of the Products, subject to the right of THI to royalties from the sale of Products as set forth in Section 3.1. Miromatrix shall perform, or shall cause to happen or be performed, as the case may be, all of Milestones 7, 8, and 9 set forth in Exhibit B (each a “Miromatrix Milestone” and collectively, “Miromatrix Milestones”). All fees, costs; and expenses associated with achieving the Miromatrix Milestones shall be the sole responsibility of Miromatrix; THI shall not be obligated to provide or pay any such fees, costs, or expenses. Failure by Miromatrix to meet any Miromatrix Milestone in a timely manner shall be grounds for THI exercising its rights to revive its sub-license as hereinafter set forth.

2.5              Revival of Sub-License Rights of THI. After written notice by THI to Miromatrix of failure to timely meet any Miromatrix Milestone and the failure by Miromatrix to cure such default within sixty (60) days, the sub-license set forth in Section 2.1 shall be back into full force and effect and shall be expanded to include the license to make, have made, supply, use, offer to sell, sell, have sold, and import Products, with the right to grant sub-licenses in the Territory, subject to the right of Miromatrix to receive royalties for sales of Products as set forth in Section 3.2 and the license rights of Miromatrix set forth in Section 2.7 hereof shall terminate and be of no further and effect. THI shall perform, or shall cause to happen or be performed, as the case may be, all of the Miromatrix Milestones, provided, however, the Miromatrix Milestones shall be extended for an aggregate of one year beginning with the defaulted Miromatrix Milestone in order to take into consideration Miromatrix’s prior non-performance. Failure by THI to meet any Miromatrix Milestone in a timely manner shall be grounds for Miromatrix terminating the sub-license set forth in Sections 2.1 and 2.5 hereof as hereinafter set forth.

2.6             Termination of Sub-license by Miromatrix. After notice by Miromatrix to THI of failure to timely meet any Miromatrix Milestone and the failure by THI to cure such default within sixty (60) days, (i) the sub-license rights of THI set forth in Sections 2.1 and 2.5 hereof shall terminate and be of no further and effect, (ii) the license to Miromatrix in Section 2.7 shall be back into full force and effect, and (iii) Miromatrix shall be given an additional three (3) years following the end of the foregoing sixty (60) day period to begin to again attempt to achieve the Miromatrix Milestones. All of the foregoing subject to the right of THI to receive royalties for sales of Products as set forth in Section 3.1. Should Miromatrix not achieve the Miromatrix Milestones in accordance with this Section 2.6, then Miromatrix shall thereafter not be required to achieve any of the Miromatrix Milestones and all licenses, sublicenses and royalty obligations granted by one Party to another Party, and all sublicenses granted by a Party to a third party, pursuant to this Agreement shall immediately terminate, and shall no longer have any force or effect.

2.7             THI License. Subject to the terms and conditions contained in this Agreement, THI grants to Miromatrix an exclusive, even as to THI, worldwide royalty bearing license under the THI Patents to develop, make, have made, use, supply, offer to sell, sell, have sold, and import Products, with the right to grant sub-licenses. THI will promptly notify Miromatrix of any inventions or discoveries in the Product Area that lead to the filing of THI Patent applications. THI shall retain nontransferable and non-sublicensable rights to the THI Patents in the Product Area solely for education, research, and product development purposes only; such retained right in the Product Area shall not include the right to supply, conduct clinical trials of, offer to sell, sell, have sold, import or otherwise commercialize or have commercialized any Products, other than as permitted by this Agreement.

2.8              License for Product Improvements. If THI completes THI Milestone #6, and if Miromatrix desires additional research and development in an effort to improve the Products that exist after completion of THI Milestone #6 beyond what is required to comply with Milestones #7, #8 and #9 (“Improvements”), then Miromatrix shall notify THI in writing of the desire to research and develop the Improvements. Miromatrix shall provide such written notice to THI at least ninety (90) days before Miromatrix notifies any other Person of the desire for the Improvements. During that ninety (90) day period, the Parties shall negotiate in good faith a license or other rights in the Miromatrix Patents that may be needed for THI to research and/or development the Improvements.

2.9             Ownership of Other Intellectual Property. Subject to the license grants set forth in this Agreement, neither Party grants to the other Party any right, title, or interest in and to such Party’s Intellectual Property.

2.10          Prosecution and Maintenance. During the term, Miromatrix and THI shall each prosecute and maintain their respective patents and patent applications that are the subject of this Agreement.

2.11           Patent Marking. Each Party shall comply with all legal patent marking requirements for the Products.

2.12         Information. Each Party (“Disclosing Party”) agrees in a timely fashion to provide the other Party (“Receiving Party”), at the Disclosing Party’s cost and expense, such information, documentation and data which may from time to time exist, including research data, clinical data, technical information and other documentation and information, that is necessary or useful in connection with the performance by the Receiving Party of its obligations under this Agreement including, without limitation, achievement by the Receiving Party of the Milestones set forth in Exhibit B. The Receiving Party shall comply with Article VII pertaining to Confidential Information with respect to such information, documentation and data received from the Disclosing Party.

2.13        Expenses. Each Party will perform their obligations under this Agreement, including, but not limited to, obtaining Regulatory Approvals and/or preparing or processing any required documentation, without the right for reimbursement from the other Party.

ARTICLE III
ROYALTIES

3.1              Miromatrix Royalty Payments. Pursuant to Sections 2.4 and 2.6, Miromatrix shall pay to THI a royalty of five percent (5%) of the Net Sale Price from the Commercial Sales of Products by Miromatrix or its Affiliates or sub-licensees. Additionally, in the event that Miromatrix receives monies as a result of a lawsuit based on allegations of infringement of, or in exchange for a license to, any of the Miromatrix Patents in the Product Area, Miromatrix shall notify THI of such monies and agrees such monies shall be subject to a royalty payment under this Section 3.1. The Parties agree to negotiate the amount of such payment in good faith.

3.2              THI Royalty Payments. Pursuant to Section 2.5, THI shall pay to Miromatrix a royalty of ten percent (10%) of the Net Sales Price from the Commercial Sales of Products by THI or its Affiliates or sub-licensees.

3.3              Royalty Payments and Sales Reports. Within sixty (60) days after the last day of a calendar quarter during the Term, the applicable Party shall deliver to the other Party a written sales report reasonably acceptable to the other Party, recounting the number and Net Sales Price amount (expressed in U.S. dollars) of all sales, supplies, leases, or other disposition of Products, whether made by such Party or a sublicensee, during such calendar quarter. Such Party shall deliver along with such sales reports its payment for royalties owed on all Commercial Sales of Licensed Products by such Party and the sublicensees during such quarter.

3.4              Records and Audit. Each Party, as applicable, shall keep good and accurate books of account sufficient to permit determination of the royalty and should make such books of account available for inspection by the other Party or an accountant designed by the other Party. Such inspections shall be conducted during normal business hours, with at least seven (7) days advance notice from the other Party and no more frequent than once per calendar year and once within five (5) years after termination or expiration of this Agreement. The inspecting Party or its designated accountant shall retain in confidence the information in the books of account. The inspecting Party’s failure to inspect shall not constitute a waiver of its right to object to the accuracy of the payments made under this Agreement.

ARTICLE IV

WARRANTIES AND REPRESENTATIONS

4.1              Mutual Representations. Each of the Parties hereto represents, warrants and covenants:

(a)               Miromatrix is a corporation and THI is a non-profit corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation, organization or formation.

(b)              The execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate or entity action.

(c)                It has the power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(d)              The execution, delivery and performance by such Party of this Agreement does not and will not conflict with or result in breach of the terms and provisions of any other agreement or constitute a default under (a) a loan agreement, guaranty, financing agreement, affecting a product or other agreement or instrument binding or affecting it or its property; (b) the provisions of its charter or operative documents or bylaws; or (c) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

(e)               The execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority in the Territory and the execution, delivery and performance of this Agreement does not violate any law, rule or regulation applicable to such Party.

(f)              This Agreement has been duly authorized, executed and delivered and constitutes such Party’s legal, valid, and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles.

(g)               Each Party will comply with all applicable laws and regulations relating to its activities under this Agreement; including, without limitations, the Act and regulations of the FDA and United States export laws and regulations, including without limitation the Foreign Corrupt Practices Act, Arms Export Control Act, Export Administration Act, Patriot Act and anti-bribery laws.

(h)               Each Party is not debarred and has not and will not use in any capacity the services of any person debarred by the FDA under 21 U.S.C. §335a. If at any time during the term of this Agreement this warranty is no longer accurate, the affected Party will immediately notify the other Party.

4.2              Licensed Miromatrix Patents. Miromatrix represents and warrants that: (a) Miromatrix is the licensee of the Licensed Miromatrix Patents governed by the terms and subject to the conditions contained in the License Agreement; and (b) Miromatrix has not received any written notice that the Miromatrix Patents with respect to the Products infringes the proprietary rights of any third party; (c) Miromatrix is not aware of any third party proprietary rights that would be infringed by the development and commercialization of the Products in the Product Area; and (d) there are no claims, demands, judgments or settlements against or owed by Miromatrix, or pending or, to Miromatrix’s knowledge, threatened claims, demands, or litigation, relating to the Miromatrix Patents.

4.3              License Agreement. Conditioned upon THI’s agreement in Section 2.2 that this Sub-License Agreement is governed by the terms and subject to the conditions of the License Agreement, Miromatrix represents and warrants that this sub-license Agreement, as well as the terms and conditions herein, is in full compliance with the License Agreement and that Miromatrix is in full compliance with the License Agreement and has met all milestones set forth in the License Agreement. Miromatrix shall notify THE if Miromatrix fails, after the Effective Date, to meet a milestone in the License Agreement.

ARTICLE V
INDEMNIFICATION AND RELEASE

5.1              Indemnification by Miromatrix. Miromatrix will indemnify and hold THI, its directors, officers, employees and agents harmless against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees) resulting from any third party claims, demands, suits, and/or causes of action made or asserted against, or suits brought against, THI which arise from (a) an act or failure to act by Miromatrix or (b) Miromatrix’s breach of any of its representations, warranties or agreements contained herein; or (c) the manufacture, use, lease, sale, offer to sell, supply, importation, or other disposition of the Products by Miromatrix or its sub-licensees (other than THI).

5.2              Indemnification by THI. THI will indemnify and hold Miromatrix, its directors, officers, employees and agents harmless against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees) resulting from any third party claims, demands, suits, and/or causes of action made or asserted against, or suits brought against, Miromatrix which arise from (a) an act or failure to act by THI, (b) THI’s breach of any of its representations, warranties or agreements contained herein or (c) the rights granted to THI under this Agreement, including, without limitation, if applicable, the manufacture, use, lease, sale, offer to sell, supply, importation, or other disposition of the Products by THI or its sub-licensees.

5.3              Procedures. The indemnified Party will notify the indemnifying Party of any claim, demand, cause of action, or suit that may give rise to a liability within fifteen (15) days after receipt of knowledge of the claim, demand, cause of action, or suit. If notice is not given within fifteen (15) days, the indemnifying Party will maintain its obligation to indemnify unless such failure to timely notify has a material, adverse effect on the outcome of the claim, demand, cause of action, or suit. The indemnifying Party will control the defense or settlement of the claim, demand, cause of action, or suit. However, the indemnifying Party will not settle or compromise any such claim, demand, cause of action, or suit in a manner that imposes any restrictions or obligations on the indemnified Party without the indemnified Party’s written consent. The indemnified Party will cooperate reasonably, assist and give all necessary authority and reasonably required information.

ARTICLE VI
INTELLECTUAL PROPERTY

6.1              Trademarks. This Agreement is not intended to confer any rights of ownership or use to THI relating to the use of Miromatrix’s name or trademarks and THI shall not use Miromatrix’s name, trademarks or trade names without the prior written consent of Miromatrix. This Agreement is not intended to confer any rights of ownership or use to Miromatrix relating to the use of THI’ s name or trademarks and Miromatrix shall not use THI’ s name, trademarks or trade names without the prior written consent of THI.

6.2              Prosecution of Patents. Miromatrix will be solely responsible, at its own cost, for preparing, prosecuting and maintaining the Miromatrix Patents. THI will be solely responsible, at its own cost, for preparing, prosecuting and maintaining the THI Patents. Miromatrix will retain all right, title and interest in and to the Miromatrix Patents subject to the express sublicense granted to THI under this Agreement. THI will retain all right, title and interest in and to the THI Patents subject to the express sub-license granted to Miromatrix under this Agreement.

ARTICLE VII
CONFIDENTIALITY

7.1              Confidentiality.

The Parties will maintain in confidence and will not disclose to any third party and will not use any trade secrets or confidential or proprietary information disclosed by the disclosing Party to the receiving Party, including, without limitation, patent applications not yet in the public domain (the “Confidential Information”), except that the Confidential Information may be used in connection with the performance this Agreement and may be disclosed only to those third parties and employees who have a need to know the Confidential Information in connection with the performance of this Agreement and who agree in writing to keep the information confidential to the same extent as is required of each Party under this Section 7.1. The Parties also agree that the terms and conditions of this Agreement shall be considered Confidential Information. Each Party will take all reasonable steps to protect the Confidential Information of the other Party with the same degree of care it uses to protect its own confidential proprietary information. The confidentiality provisions of this Section 7.1 shall not apply to any part of such information, which:

(a)               is known to the receiving Party at the time it was obtained from the disclosing Party pursuant to documentary evidence thereof that existed with the receiving Party at the time such information was obtained from the disclosing Party;

(b)               is acquired by the receiving Party from a third party, and such third party did not obtain such information directly or indirectly from the disclosing Party under an obligation not to disclose;

(c)                 is or becomes published or otherwise in the public domain other than by violation of this Agreement by the receiving Party;

(d)             is independently developed by the receiving Party without reference to or reliance upon the information provided by the disclosing Party pursuant to documentary evidence thereof; or

(e)              is required to be disclosed by the receiving Party to comply with applicable laws or governmental regulations; provided that the receiving Party provides prompt written notice of such disclosure to the disclosing Party and cooperates with the disclosing Party’s reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

7.2              Injunctive Relief. The receiving Party agrees that any breach of this Article VII may cause the disclosing Party substantial and irreparable injury and therefore, in the event of any such breach, in addition to other remedies which may be available, the disclosing Party shall have the right to seek specific performance and other injunctive and equitable relief.

7.3              Survival. The obligations of confidentiality set forth in this Article VII will survive the termination or expiration of this Agreement for a period of five (5) years.

ARTICLE VIII
TERM AND TERMINATION

8.1            Term. The Term of this Agreement will commence on the Effective Date and, unless otherwise terminated in accordance with the Agreement, remain in force and effect for the life of each patent wherein, but for this Agreement, Valid Claims of the Miromatrix Patents or the THI Patents would be infringed by the applicable Party exercising its rights under this Agreement.

8.2              Termination Rights.

(a)                If any Party breaches one or more of its material obligations under the Agreement, the non-breaching Party may deliver written notice of default to the breaching Party. This Agreement shall terminate if the default has not been cured within (i) thirty (30) days after notice of default to the defaulting Party if the default relates to a payment obligation under this Agreement or (ii) sixty (60) days after notice of default to the defaulting Party if the default related to any other matter; or

(b)                In the event either Party becomes subject to a Bankruptcy Event.

(c)                The failure to meet a Miromatrix Milestone or a THI Milestone shall be governed by Article II hereof, not by Section 8.2

8.3              Failure to Achieve Performance Milestones. Notwithstanding anything to the contrary stated in Section 8.2 above, a default arising out of failure to perform a Milestone set forth in Exhibit B shall be governed by Article II hereof.

8.4              Waiver. No failure by Miromatrix or THI to exercise any right of termination will constitute a waiver of any right of Miromatrix or THI for recovery of any monies then due to it hereunder or any other right or remedy Miromatrix or THI may have at law or under this Agreement.

8.5             Sub-License Grant. If the Agreement is terminated by THI pursuant to Section 8.2(a) based on Miromatrix’s material breach and failure to timely cure, then THI shall possess the sub-license set forth in Section 2.5, which shall remain in full force and effect, along with THI’s obligation to pay the royalties set forth in Section 3.2.

ARTICLE IX
DISCLAIMER AND LIMITATION OF LIABILITY

9.1              EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS OR IMPLIED, CONCERNING ANY PATENTS, ANY RELATED INTELLECTUAL PROPERTY, AND/OR THE PRODUCTS, INCLUDING WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT (INCLUDING THE UNIFORM COMMERCIAL CODE WARRANTY OF TITLE AGAINST INFRINGEMENT), OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. EACH PARTY’S TOTAL LIABILITY FOR ITS OBLIGATIONS UNDER ARTICLE IV HEREOF AS WELL AS FOR BREACH OR NON-PERFORMANCE OF THIS AGREEMENT SHALL BE LIMITED TO THE CONSIDERATION PAID TO BY THE OTHER PARTY UNDER THIS AGREEMENT, LESS ANY AMOUNTS PAID BY MIROMATRIX TO THE UNIVERSITY OF MINNESOTA PURSUANT TO THE LICENSE AGREEMENT. EACH PARTY AGREES THAT IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM A DEFAULT OR BREACH OF THIS AGREEMENT.

ARTICLE X
ADDITIONAL PROVISIONS

10.1          Arbitration. All disputes arising between Miromatrix and THI under this Agreement will be settled by arbitration conducted in accordance with the Rules of the American Arbitration Association. The Parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any such arbitration will be held in Minneapolis, Minnesota USA. Notwithstanding the foregoing, the dispute resolution procedures set forth herein will not limit a court from granting a temporary restraining order or a preliminary injunction in order to preserve the status quo of the Parties pending arbitration or to protect a Party’s trademark, other Intellectual Property or Confidential Information. Further, the arbitrator will have power to enter such orders by way of interim award, and such orders will be enforceable in court.

10.2          Assignment. No rights hereunder may be assigned by either Party, directly or by merger or other operation of law, except assignment to an Affiliate, without the express written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, without such consent, either Party may assign this Agreement in connection with the sale of all or substantially all of its assets or business related to the subject matter of this Agreement or its merger or consolidation with another company. Any prohibited assignment of this Agreement or the rights hereunder will be null and void. No assignment will relieve THI or Miromatrix of responsibility for the performance of any accrued obligations which they have prior to such assignment. This Agreement will inure to the benefit of permitted assigns.

10.3          Force Majeure. In the event a Party fails to perform any of its obligations under this Agreement (other than a payment obligation) due to a cause that such party could not have prevented through the exercise of commercially reasonable efforts, then such Party shall promptly give written notice of such occurrence to the other Party. The affected party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence; but in no event shall such extension exceed ninety (90) days.

10.4          No Waiver. A waiver by either Party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

10.5          Independent Contractor. Nothing herein will be deemed to establish a relationship of principal and agent between Miromatrix and THI, nor any of their agents or employees for any purpose whatsoever. This Agreement will not be construed as constituting Miromatrix and THI as partners, or as creating any other foul’ of legal association or arrangement which could impose liability upon one Party for the act of the other Party.

10.6          Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing and addressed to the other Party as set forth below, or as otherwise designated by a party, and shall be deemed effectively given on the earliest of: (i) when delivered, if personally delivered; (ii) on the first day following delivery to an overnight courier; (iii) on the 3rd business day following the date of mailing if delivered by certified or registered mail, return receipt requested; (iv) on the date of transmission, if delivered by email transmission; or (v) when received by the Party to whom notice is intended or required to be given:

If to Miromatrix, to:

Miromatrix Medical Inc.
18683 Bearpath Trail
Eden Prairie, Minnesota 55347

Attention: President and CEO

With a copy to:

Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

Attention: Joseph Alexander, Esq.

If to the THI, to:

Texas Heart Institute
6770 Bertner, Suite C 550
Houston, TX 77030

Attention: Chief Executive Officer

With a copy to:

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002

Attention: Eric D. Wade, Esq.

or to such other addresses as may be designated from time to time by notice given in accordance with the terms of this Section.

10.7          Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

10.8          Survival. In addition to any rights that have accrued as of the date of expiration or termination, provisions which by their very nature are intended to survive such event shall remain in force.

10.9          Headings and Titles. Any headings and titles used in this Agreement are for convenience or reference only and will not affect its construction or interpretation.

10.10        No Third Party Benefits. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto or their permitted assigns, any benefits, rights or remedies.

10.11        Governing Law. This Agreement will be construed, governed, interpreted and applied in accordance with the laws of the State of Minnesota, without giving effect to conflict of law provisions.

10.12        Counterparts. This Agreement will become binding when any one or more counterparts hereof, individually or taken together, will bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which will be deemed an original as against the party whose signature appears thereon, but all of which taken together will constitute but one and the same instrument.

10.13        Entire Agreement. This Agreement is the entire agreement between the parties regarding the subject matter herein and supersedes all prior existing understandings between the Parties relating to the subject matter hereof. This Agreement may not be modified except in writing signed by both Parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Sub-license Agreement as of the date first above written.

MIROMATRIX MEDICAL INC.		TEXAS HEART INSTITUTE

By	/s/ Robert Cohen	By	/s/ Marc C. Mattsson
	Robert Cohen President & CEO		Marc C. Mattsson Chief Executive Officer

EXHIBIT A

LICENSED MIROMATRIX PATENTS

All “Licensed Patents” and “Patent Applications” as defined in the Exclusive License Agreement between Miromatrix and the University of Minnesota dated February 4, 2010, as well as all future patent applications and patents that, in the future, fall under or become covered by the foregoing Exclusive License Agreement.

EXHIBIT B

WHOLE HEART MAJOR MILESTONES

Milestone 1- Cardiac Source and Characterization (.75 years, complete 9/30/2014)

•	Define cardiac decellularization process from porcine sources
•	Characterize the cardiac matrix and identify key process
•	Define cardiac decellularization production process

Milestone 2 - Porcine Whole Heart Recellularization (4 years, complete 9/30/2018)

Recellularization of the Whole Heart (2.5 years)

•	Evaluate vascular and parenchymal human cell sources including for example iPS cells for cardiac recellularization
•	Identify human cell sources and define regulatory strategy in consultation with Miromatrix

Functional Characterization of Porcine Heart with Human Cells (1.5 years)

•	Demonstrate functional whole heart recellularization in three separate hearts as defined by:
o	contractile coordination between chambers
o	an ejection fraction of > or equal to 45%

Milestone 3 - Preclinical Large Animal Safety/Efficacy Studies of Porcine Hearts with Human Cells (2 years, complete 9/30/2020)

•	Complete acute large animal preclinical studies
o	Whole heart transplantation that successfully demonstrates cardiac function and acute stability for 6 hours in three animals
•	Complete chronic large animal preclinical studies
o	Whole heart transplantation that successfully demonstrates sustained cardiac function for 45 days following transplantation in three animals

Milestone 4 - Whole Porcine Heart with Human Cells Production, and GLP Preclinical Studies (1 year, complete 9/30/2021 or at end of follow-up period required by FDA)

•	Complete GLP preclinical studies for follow up period required by FDA to demonstrate efficacy and to support IND submission
•	Define release criteria to demonstrate safety for IND application

Milestone 5 - IND Submission (1.5 year, complete 3/31/2023)

•	Validate product SOPs for GLP and make available all data and documentation to Miromatrix
•	File FDA regulatory submission for Phase I safety trials

Milestone 6 - First in Human Clinical Trial (THI will send data from 3 patient trials within 3 months following the end of the FDA specified follow-up period for 3 patients enrolled.).

•	Complete first in human clinical study (3 patients)

Milestone 7 - Phase I/II Clinical Trials (complete 2 years after end of FDA specified follow-up period for patients enrolled)

•	Complete within 18 months or timeline designated by FDA for Phase II clinical trials (5(0 patients)
•	Potential for Phase I/II initial study and compassionate use

Milestone 8 - Phase III Pivotal Clinical Trial (complete 3 years after end of FDA specified follow-up period for patients enrolled)

•	Complete pivotal trial to demonstrate efficacy of whole heart transplantation
•	Shortened clinical trial period to reflect potential for orphan status

Milestone 9 - PMA Approval (1 year after Milestone 81

•	File PMA submission with FDA

2

 Subscriber Full Name: Texas Heart Institute

Number of Shares Subscribed For: 666 666.67 State TX

MIROMATRIX MEDICAL INC.

SUBSCRIPTION AGREEMENT AND LETTER OF INVESTMENT INTENT

FOR ENTITIES

This subscription, submitted as of the date set forth on the Signature Page, is between Miromatrix Medical Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).

1.	Offer to Purchase. The Subscriber hereby offers to purchase that number of shares of the Company’s Series B Preferred Stock set forth on the Signature Page (the “Shares”) and hereby agrees to tender to the Company an aggregate purchase price for the Shares equal to Five Million Dollars ($5,000,000.00), representing a per Share purchase price of Seven and 50/100 Dollars ($7.50), as set forth on the Signature Page. The rights, preferences and privileges of the Series B Preferred Stock, and the qualifications, limitations and restrictions thereof, are summarized on the “Summary of Series B Preferred Stock Terms” attached as Exhibit A to the Subscription Agreement and Letter of Investment Intent. The Subscriber’s check payable to “Miromatrix Medical Inc.” in the amount of the aggregate purchase price is being tendered herewith, or such aggregate purchase price is being delivered pursuant to a wire transfer of immediately available funds to an account designated by the Company. By execution of this Agreement, the Subscriber acknowledges that the Company is relying upon the accuracy and completeness of the representations contained in this Agreement in complying with its obligations under applicable securities laws. In lieu of fractional shares, the Shares to be issued by the Company to Subscriber hereunder shall be rounded up to the nearest whole share.

2.	Representations and Warranties of the Company. In consideration of the Subscriber’s purchase of the Shares, upon acceptance of the Subscription the Company represents and warrants to the Subscriber as follows:

a.	Organization. The Company is a validly existing corporation under the laws of the State of Delaware.

b.	Good Standing. The Company is in good standing under the laws of the State of Delaware, and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c.	Corporate Authorization. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by proper corporate action of the Company.

d.	Valid Issuance. The Shares have been duly authorized and, when issued, delivered and paid for in the manner contemplated in this Subscription Agreement and Letter of Investment Intent, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in Exhibit A attached hereto.

3.	Representations and Warranties of Subscriber. The Subscriber hereby represents and warrants to the Company and its officers, directors, shareholders, employees and agents as follows:

a.	Information About the Company. The Subscriber acknowledges that the Subscriber has received and reviewed all information about the Company that the Subscriber considers necessary or appropriate to assess the merits and risks of the investment made hereby.

b.	Additional Information. The Subscriber has also had the opportunity to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the investment and the business and affairs of the Company, and to obtain any additional information necessary to verify this information, and has utilized such access to Subscriber’s satisfaction for the purpose of obtaining information regarding the Company, and the Subscriber has received such information concerning the Company as the Subscriber considers necessary or advisable in order to form a decision concerning an investment in the Company.

[MISSING PAGE]

part. The Subscriber understands that if the Company determines to reject this subscription, any funds returned to the Subscriber will be without deduction therefrom or interest thereon.

m.	No General Solicitation. The Subscriber’s purchase of the Shares is not the result of any general solicitation or general advertising, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

n.	Legal Age. The Subscriber or, if applicable, the authorized signatory signing this Subscription Agreement and Letter of Investment Intent on behalf of the Subscriber, is of legal age (as established in the Subscriber’s state of residence) and is under no disability with respect to entering into a contractual relationship.

o.	Entity Subscribers. If an entity, the Subscriber was not formed for the purpose of investing in the Shares.

p.	Not Subject to Backup Withholding. The Subscriber certifies, under penalty of perjury, that the Subscriber is not subject to the backup withholding provisions of the Internal Revenue Code of 1986, as amended. (Note: The Subscriber is subject to backup withholding if: (i) the Subscriber fails to furnish its Social Security Number or Taxpayer Identification Number herein; (ii) the Internal Revenue Service notifies the Company that the Subscriber furnished an incorrect Social Security Number or Taxpayer Identification Number; (iii) the Subscriber is notified that it is subject to backup withholding; or (iv) the Subscriber fails to certify that it is not subject to backup withholding or the Subscriber fails to certify the Subscriber’s Social Security Number or Taxpayer Identification Number.)

q.	Legal Representation. The Subscriber understands that: (i) the Company has engaged legal counsel to provide assistance to the Company in connection with the offer and sale of securities contemplated herein; (ii) legal counsel engaged by the Company does not represent the Subscriber or the Subscriber’s interests; (iii) this legal counsel did not prepare any Company disclosure documents and has not conducted due diligence in connection with the Subscriber’s investment; and (iv) the Subscriber is not relying on legal counsel engaged by the Company. The Subscriber has had the opportunity to engage, and obtain advice from, the Subscriber’s own legal counsel with respect to the investment contemplated herein.

r.	Subscriber Not Listed in Restricted Lists. That the Subscriber (i) is not listed in the Annex to the Executive Order No. 13224 of September 23, 2001 — Blocking Property and Prohibiting Transactions With Persons who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”) or is otherwise subject to the provisions of the Executive Order, (ii) is not listed on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury, as updated or amended from time to time, or any similar list issued by OFAC, (iii) is not listed on any similar restricted list maintained by any United States Department of Commerce, Department of State or any other U.S., State or Federal governmental official or entity, and (iv) does not have any property blocked, or subject to seizure, forfeiture or confiscation, by any order relating to terrorism or money laundering issued by the President, Attorney General, Secretary of State, Secretary of Defense, Secretary of the Treasury or any other U.S. State or Federal governmental official or entity (in any case, a “Restricted Party”).

s.	Source of Subscriber’s Funds. That the funds used by the Subscriber exclude any funds received or derived from a Restricted Party or from any person or entity involved in the violation of any U.S. State or Federal law relating to terrorism, including, without limitation (i) the Executive Order, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (iii) the Money Laundering Control Act of 1986, Public Law 99-570.

t.	Accredited Status. The Subscriber represents and warrants as follows (please INITIAL or CHECK all applicable items):

ENTITIES (Please provide a copy of the entity’s charter documents):

☒	(i)	The Subscriber is a (initial or check one):

	☐	(A)	General Partnership

	☐	(B)	Limited Liability Partnership

	☐	(C)	Limited Partnership

	☐	(D)	Limited Liability Company

	☐	(E)	Corporation

	☐	(F)	Business Trust

	☒	(G)	Other Entity (please specify): _nonprofit corporation_

☐	(ii)	The Subscriber is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”). This representation is based on the following (initial or check one or more, as applicable):

	☐	(A)	The Subscriber (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

	☐	(B)	The Subscriber is a broker or dealer registered pursuant to the Securities Exchange Act of 1934.

	☐	(C)	The Subscriber is an insurance company as defined in Section 2(13) of the Act.

	☐	(D)	The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

	☐	(E)	The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

	☐	(F)	The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (initial one or more, as applicable):

☐	(1)	The investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser.

☐	(2)	The employee benefit plan has total assets in excess of $5,000,000.

☐	(3)	The plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the Act.

☐	(G)	The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☒	(H)	The Subscriber has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring shares of the Company and is one or more of the following (initial one or more, as appropriate):

	☒	(1) An organization described in Section 501(c)(3) of the Internal Revenue Code.

	☐	(2) A corporation.

	☐	(3) A Massachusetts or similar business trust.

	☐	(4) A partnership.

		☐	(5) A limited liability company.

	☐	(I)	The Subscriber is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of investing in the Company and whose purchase is directed by a person described in Rule 506(b)(2)(ii) under the Act.
☐
		(J)	The Subscriber is an entity, all of whose equity owners are accredited investors. (Please provide written representation of accredited investor status from each equity owner.)
If you have not initialed or checked any of the foregoing tests set forth above, you are not an accredited investor and cannot purchase any Shares.
☒	(iii)	Entities. A Representative of an Entity Subscriber must initial here. If the Subscriber is an entity, the individual(s) signing on behalf of the Subscriber and the Subscriber, jointly and severally, agree and certify that this Agreement has been duly authorized by all necessary action on the part of the Subscriber, has been duly executed by an authorized representative of the Subscriber, and is a legal, valid, and binding obligation of the Subscriber enforceable in accordance with its terms.

4.	Investment Purpose in Acquiring the Shares. The Subscriber and the Company acknowledge that the Shares have not been registered under the Act or applicable state securities laws and that the Shares will be issued to the Subscriber in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Subscriber’s and the Company’s representations and agreements contained herein. The Subscriber is subscribing to acquire the Shares for the account of the Subscriber for investment purposes only and not with a view to their resale or distribution. The Subscriber has no present intention to divide his, her or its participation with others or to resell or otherwise dispose of all or any part of the Shares. In making these representations, the Subscriber understands that, in the view of the Commission, exemption of the Shares from the registration requirements of the Act would not be available if, notwithstanding the representations of the Subscriber, the Subscriber has in mind merely acquiring the Shares for resale upon the occurrence or non-occurrence of some predetermined event.

5.	Compliance with Securities Act. The Subscriber agrees that if the Shares or any part thereof are sold or distributed in the future, the Subscriber will sell or distribute them pursuant to the requirements of the Act and applicable state securities laws. The Subscriber agrees that the Subscriber will not transfer any part of the Shares unless: (i) the Subscriber obtains an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws; or (ii) the Shares have been registered under the Act and other applicable state law.

6.	Up to 180-Day Restriction on Transfer After a Public Offering. The Subscriber understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Commission to facilitate a public offering of its securities. The Subscriber agrees, for the benefit of the Company, that should such an initial public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the “Lockup Period” as defined herein: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Shares beneficially held by the undersigned during the Lockup Period; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any of the Shares beneficially held by the undersigned during the Lockup Period; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares. The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries, but these donees, heirs and beneficiaries will be bound by the restrictions set forth in the paragraph. The term “Lockup Period” means the lesser of (x) 180 days or (y) the shortest period during which any of the Company’s officers, directors, and shareholders holding 5% or more of the Company’s common stock are restricted by the managing underwriter from effecting any sales or transfers of the Company’s securities. The Lockup Period will commence on the effective date of the Registration Statement or such earlier date that the other Lockups begin.

7.	Restrictive Legend. The Subscriber agrees that the Company may place one or more restrictive legends on any certificates evidencing the Shares, containing substantially the following language:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, have not been registered under any state securities law, and are subject to a subscription and investment representation agreement. They may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws.

Sale or other transfer of these securities is further restricted for up to 180 days following an initial public offering of securities of the Company by the terms of a Subscription Agreement, a copy of which is available for inspection at the offices of the Company.

8.	Stop Transfer Order. The Subscriber agrees that the Company may place a stop transfer order with its registrar and transfer agent (if any) covering all certificates representing the Shares.

9.	No Public Information. The Subscriber understands and acknowledges that the Company currently does not file periodic reports with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, and may not be obligated to file such reports at any time in the future.

10.	Lack of Availability of Rule 144 Under the Act. The Subscriber understands and acknowledges that the Company has no obligation to undertake or complete a public offering of its securities, that even if a public offering is undertaken and successfully completed, the Shares subscribed for hereby will remain subject to the restrictions on transferability described herein, and that if a public offering is not undertaken and completed, the Subscriber may never be able to sell its Shares pursuant to Rule 144 under the Act.

11.	Relationship to Brokerage Firms. (Please answer the following questions by initialing or checking the appropriate response, or if answer to each is no, circle “NO” here):

☐	YES	☒	NO:	Is the Subscriber a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm?
☐	YES	☒	NO	Does the Subscriber own voting securities of any brokerage firm?
☐	YES	☒	NO	Is any director, officer, partner or 5% owner of the Subscriber also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by a brokerage firm?

(If the Subscriber answered YES to any of the foregoing questions, please contact the Company to provide additional information before the subscription can be considered.)

12.	Binding Effect. Neither this Agreement nor any interest herein is assignable by the Subscriber without the prior written consent of the Company. The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

13.	Representations to Survive Delivery. The representations, warranties and agreements of the Company and of the Subscriber contained in this Agreement will remain operative and in full force and effect and will survive the receipt of funds by the Company, and the issuance to the Subscriber of the Shares.

14.	Indemnification. Subscriber agrees to indemnify the Company, and each current and future officer, director, employee, agent and shareholder of the Company, against and to hold them harmless from any damage, loss, liability, claim or expense including, without limitation, reasonable attorneys’ fees resulting from or arising out of the inaccuracy or alleged inaccuracy of any of the representations, warranties or statements of the Subscriber contained in this Agreement, including without limitation any violation or alleged violation of the registration requirements of the Act or applicable state law in connection with any subsequent sale of the Shares by Subscriber.

15.	Revocation. Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this Agreement and that it will survive any bankruptcy of Subscriber.

16.	Arbitration. The Subscriber further agrees that any dispute regarding this Agreement or the Subscriber’s investment in the Company (including without limitation claims pursuant to federal or state securities laws), including any claim which is made against any Offering agent or broker dealer involved in the offer or sale of the Shares, will be resolved by arbitration which will be the sole forum for resolution of any such disputes. Unless otherwise agreed by the parties, any such proceedings shall be brought in the State of Delaware, pursuant to the Rules and Code of Arbitration of the American Arbitration Association, except that if a bona fide claim is made against the Company, and an Offering agent or broker-dealer is named in connection with the claim, then the claim must be brought pursuant to the Rules and Code of Arbitration of the Financial Industry Regulatory Authority.

17.	Governing Law; Venue. This Agreement is governed by, and construed in accordance with, the substantive laws of the State of Delaware without reference to Delaware conflict or choice of law provisions. Actions or proceedings litigated in connection with this Agreement, if any, will be venued exclusively in the state and federal courts located in the County of Hennepin, State of Minnesota.

18.	Additional Information. Subscriber will supply any additional information and documentation relating to Subscriber and any persons who have any rights or interest in Subscriber as may be reasonably requested by the Company in order to ensure compliance by the Company with applicable laws. If at any time prior to the Company’s acceptance of this Agreement, an adverse change occurs with respect to the Subscriber so that the information, representations and warranties of the Subscriber set forth in this Agreement are no longer accurate, the Subscriber will immediately notify the Company of the inaccuracy in writing and shall deliver the updated, accurate information to the Company.

19.	Successors and Assigns. The representations and warranties made by the Subscriber in this Agreement are binding on the Subscriber’s successors and assigns and are made for the benefit of the Company and any other person who may become liable for violations of applicable securities laws as a result of the inaccuracy or falsity of any of the Subscriber’s representations or warranties.

20.	Counterparts. This Agreement may be executed by the Company and by the Subscriber in separate counterparts, each of which will be deemed an original.

21.	Acceptance. This Agreement is not binding on the Company until accepted in writing by an authorized officer of the Company.

SIGNATURE PAGE

I.	The number of shares and total dollar value of Series B Preferred Stock of Miromatrix Medical. Inc. that I hereby subscribe for is:

666,666.66* *	X	$7.50	=	$5,000,000.00
(Number of Shares)		(Per Share Purchase Price)		(Aggregate Purchase Price)

** In lieu of fractional shares, the Shares to be issued by the Company to Subscriber hereunder are being rounded up to the nearest whole share (i.e., 666,667 Shares).

Make checks payable to “Miromatrix Medical Inc. or deliver purchase price pursuant to a wire transfer of immediately available funds to an account designated by the Company.

II.	Manner in which title is to be held (check the correct box):

☐	Limited Partnership	☐	Partnership
☐	Sole Proprietorship	☐	Corporation
☐	Investment Company	☐	Pension/Profit Sharing Plan
☐	LLC	☐	Business Trust
☐	Family Partnership	☐	Other (Nonprofit Corporation)

III.	Name in which title is to be held (Please Print--the Shares will be issued in this name):

Texas Heart Institute

IV.	Addresses

(A)	Address of Subscriber’s Domicile:

6770 Bertner, C550
Street Address or PO Box

Houston, Texas 77030
City, State and Zip Code

832-355-3792
Telephone Number

mmattsson@texasheart.org
E-Mail Address

(B)	Address to Which Correspondence Should be Directed (if different from above):

Street Address or PO Box

City, State and Zip Code

Telephone Number

V.	Tax ID Number

74-6053200
Tax ID or Social Security Number

VI.	Signatures:

(A)	Corporate, Partnership, Trust and other Entities

Texas Heart Institute
Printed Name of Entity

/s/ Marc C. Mattsson
By (signature of person signing)

CEO
Its (title of person signing)

October 8, 2013
Date

This Subscription Agreement and Letter of Investment Intent is accepted as of October 8, 2013 .
                                                                                                                                          (day, month, year)

Miromatrix Medical Inc.

By	/s/ Robert Cohen
Name	Robert Cohen
Title	President and CEO

CERTIFICATE OF SIGNATORY

I, Marc C. Mattsson, am the   CEO  of   Texas Heart Institute   the “Entity”).
(name of person signing)      (title)        (name of the Subscriber)

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Series B Preferred Stock, and certify further that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this 8 day of the month of   October   in the year 2013.

/s/ Marc C. Mattsson
(Signature)

EXHIBIT A

SUMMARY OF SERIES B PREFERRED STOCK TERMS

(All information is as of ________________, 2013)

Authorized and Outstanding Capital Stock

The Company has 50,000,000 authorized shares of capital stock, comprised of 30,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 3,000,000 have been designated as Series A Preferred Stock (“Series A Preferred”), and (2) the Company has issued and outstanding:

•	1,819,797 shares of common stock; and

•	2,887,847 shares of Series A Preferred.

In addition, the Company has 1,196,888 shares of common stock that are issuable upon exercise of outstanding stock options and 551,082 shares of common stock that are issuable upon the exercise of outstanding warrants.

The following summary of certain provisions of the Company’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of its Articles of Incorporation and Bylaws, and by the provisions of applicable law.

Series B Preferred Stock Terms

Ranking:	The Series B Preferred Stock will rank pari passu with the Series A Preferred with respect to any liquidation or winding up of the Company. See “Liquidation preference” below.

Liquidation preference:	In the event of any liquidation or winding up of the Company, the holders of Series B Preferred Stock and Series A Preferred will be entitled to receive, in preference to the holders of common shares, an amount equal to the price paid per Series A or Series B share, as applicable, plus all unpaid distributions on such shares (if any). A merger or sale of all or substantially all of the Company’s assets will be treated as a liquidation or winding up for purposes of the liquidation preference.

Conversion rights:	Series B Preferred Stock holders will have the right to convert their shares, at their option, at any time into common shares, at the initial rate of one Series B share for one common share. The conversion rate will be adjusted in the event of any stock splits, stock combinations, reorganizations or similar events. The Series B shares will automatically convert into common shares, at the then applicable conversion rate, (i) in the event of the closing of an underwritten public offering of the Company’s securities in which the aggregate gross proceeds to the Company equals or exceeds $20,000,000, or (ii) upon the election of the holders of a majority of the shares of Series A Preferred and Series B Preferred Stock.

Voting rights:	Each share of Series B Preferred Stock will entitle the holder thereof to that number of votes equal to the number of shares of common stock issuable upon conversion of the Series B Preferred Stock. The holders of Series B Preferred Stock vote together with the holders of common and Series A Preferred shares on all matters.

EXHIBIT A

SUMMARY OF SERIES B PREFERRED STOCK TERMS

(All information is as of ________________, 2013)

Authorized and Outstanding Capital Stock

The Company has 50,000,000 authorized shares of capital stock, comprised of 30,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 3,000,000 have been designated as Series A Preferred Stock (“Series A Preferred”), and (2) the Company has issued and outstanding:

•	1,819,797 shares of common stock; and

•	2,887,847 shares of Series A Preferred.

In addition, the Company has 1,196,888 shares of common stock that are issuable upon exercise of outstanding stock options and 551,082 shares of common stock that are issuable upon the exercise of outstanding warrants.

The following summary of certain provisions of the Company’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of its Articles of Incorporation and Bylaws, and by the provisions of applicable law.

Series B Preferred Stock Terms

Ranking: The Series B Preferred Stock will rank pari passu with the Series A Preferred with respect to any liquidation or winding up of the Company. See “Liquidation preference” below.

Ranking:	The Series B Preferred Stock will rank pari passu with the Series A Preferred with respect to any liquidation or winding up of the Company. See “Liquidation preference” below.

Liquidation preference:	In the event of any liquidation or winding up of the Company, the holders of Series B Preferred Stock and Series A Preferred will be entitled to receive, in preference to the holders of common shares, an amount equal to the price paid per Series A or Series B share, as applicable, plus all unpaid distributions on such shares (if any). A merger or sale of all or substantially all of the Company’s assets will be treated as a liquidation or winding up for purposes of the liquidation preference.

Conversion rights:	Series B Preferred Stock holders will have the right to convert their shares, at their option, at any time into common shares, at the initial rate of one Series B share for one common share. The conversion rate will be adjusted in the event of any stock splits, stock combinations, reorganizations or similar events. The Series B shares will automatically convert into common shares, at the then applicable conversion rate, (i) in the event of the closing of an underwritten public offering of the Company’s securities in which the aggregate gross proceeds to the Company equals or exceeds $20,000,000, or (ii) upon the election of the holders of a majority of the shares of Series A Preferred and Series B Preferred Stock.

Voting rights:	Each share of Series B Preferred Stock will entitle the holder thereof to that number of votes equal to the number of shares of common stock issuable upon conversion of the Series B Preferred Stock. The holders of Series B Preferred Stock vote together with the holders of common and Series A Preferred shares on all matters.

PROMISSORY NOTE

$4,000,000.00	Houston, Texas	October 8, 2013

FOR VALUE RECEIVED, Texas Heart Institute, a Texas non-profit corporation (“Maker”), promises to pay to the order of Miromatrix Medical, Inc., a Delaware corporation (together with any subsequent holder of this note, “Payee”), at 18683 Bearpath Trail, Eden Prairie, Minnesota, 55347 or such other location as Payee may direct in writing to Maker, the sum of FOUR MILLION DOLLARS AND NO/100 ($4,000,000.00) (or such lesser sum as shall then be outstanding hereunder), together with interest on the unpaid principal balance from time to time outstanding at a per annum rate equal to the greater of (a) one percent (1.00%) and (b) the Applicable Federal Rate, calculated on the basis of actual days elapsed and a 365-day year. For purposes hereof, the “Applicable Federal Rate” means, when determined, the short-term applicable federal rate published by the Internal Revenue Service then in effect at the time of determination; provided that, the interest non-default rate of interest under this note is intended to equal or exceed the short-term applicable federal rate as prescribed by Section 7872 of the Internal Revenue Code, and if the non-default rate of interest contracted for and charged hereunder is less than the applicable rates as prescribed under Section 7872 of the Internal Revenue Code, such rate of interest shall be adjusted accordingly automatically to an amount that is equal to the short-term applicable federal rate in effect for the period for which the amount of such interest is being determined.

1.                  Payments. An installment of principal in the amount of $2,000,000.00 plus accrued and unpaid interest on this note is due and payable on each of December 31, 2013 and March 31, 2014, when all outstanding principal and all accrued but unpaid interest is due and payable. If any payment is due on a day which is not a Business Day, Maker shall be entitled to delay such payment until the next Business Day, but interest shall continue to accrue until the payment is in fact made. Upon and during the continuance of a Default (as defined in paragraph 4 below), interest shall accrue hereon at the lesser of (a) 3.00% per annum and (b) the Highest Lawful Rate. Each payment or prepayment hereon must be paid at the address of Payee set forth above in lawful and freely transferable money of the United States of America and in funds which are or will be available for immediate use by Payee, without setoff or counterclaim. For purposes of this note, “Business Day” means every day on which banks in Texas are open for banking business

2.                  Prepayments. Maker may prepay the principal of and accrued interest on this note from time to time and at any time, in whole or in part, without premium or penalty, but amounts prepaid may not be reborrowed hereunder.

3.                  Order of Application. All payments and prepayments on this note shall be applied as indicated by Maker or as otherwise provided in this note. Otherwise, such payments and prepayments shall be applied as follows: first, to accrued and unpaid interest; second, to expenses, if any, for which Payee is due to be reimbursed; and third, to principal.

4.                  Default. The term “Default” means: (a) The failure or refusal of Maker to make any payment hereunder when due or to comply with any provision herein and such failure or refusal continues beyond five (5) Business Days after such due date; (b) the discovery by Payee that any statement by Maker herein or in connection herewith is false or misleading; (c) Maker or any guarantor becomes insolvent, fails to pay its debts generally as they become due or becomes the subject of any proceeding under any debtor relief law; or (d) a default occurs under the Pledge Agreement (as defined below) beyond any applicable grace period. In the event of a Default, Payee may (i) declare the entire unpaid balance of this note, or any part hereof, immediately due and payable, whereupon it shall be due and payable; (ii) offset against this note any sum or sums owed by Payee to Maker; (iii) declare a default (and a default thereunder shall be deemed to have occurred) under that certain Sub-License Agreement dated as of October 1, 2013 between Maker and Payee, and thereupon, Payee may exercise its termination rights under (but subject to the notice procedures set out therein) Section 8.2 of such Sub-License Agreement and/or (iv) proceed to protect and enforce any other legal or equitable right or remedy of Payee. No delay on the part of Payee in the exercise of any power or right or single or partial exercise of any such power or right, under this note or any other instrument executed in connection herewith, shall operate as a waiver thereof.

5.                  Pledge Agreement. Maker’s obligations and indebtedness under this note and the are secured by that certain Pledge Agreement dated as of even date with this Note executed by Maker in favor of Payee (as amended, the “Pledge Agreement”), executed and delivered in connection with the closing of the Subscripton Agreement and the issuance of this note. Reference is hereby made to such Pledge Agreement (which is incorporated herein by reference) for terms, provisions and conditions applicable to this note and the subject matter covered thereby.

6.                  Notices. Any notice or demand given hereunder by Payee shall be deemed to have been given and received (a) when actually received by Maker, if delivered in person, or (b) if mailed to the address below (whether ever received or not), two Business Days after deposit in the U.S. Mail, postage prepaid.

7.                  Governing Law. This note is intended to be performed in Texas and the laws of Texas shall govern its validity, enforcement and interpretation.

8.                  Headings. The headings herein are for convenience only and shall not be deemed a part hereof

9.                  Successors and Assigns. All of Maker’s agreements in this note shall bind its successors and assigns.

10.              Maximum Interest Rate. Regardless of any provision contained herein or in any document related hereto, Payee shall never be entitled to receive, collect or apply as interest any amount in excess of the Highest Lawful Rate. In the event Payee ever receives, collects or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such and, if the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and Payee shall (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof (provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence exceeds the Highest Lawful Rate, Payee shall apply or refund such excess as provided above, and shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate). “Highest Lawful Rate” means the maximum rate of interest which Payee is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

11.              Subscription Agreement. This note is executed in connection with, and is issued pursuant to, that certain Subscription Agreement and Letter of Investment Intent dated as of even date with this Note between Maker (as the Subscriber) and Payee (as the Company) (the “Subscription Agreement”). Reference is hereby made to such Subscription Agreement (which is incorporated herein by reference) for terms, provisions and conditions applicable to this note and the subject matter covered thereby.

12.              Costs of Collection. Maker agrees to pay all costs of collection of this note, including reasonable attorneys’ fees, paid or incurred by Payee on account of such collection, whether or not suit is filed with respect thereto and whether incurred prior to or after entry of judgment.

13.              Waiver. Demand, presentment, protest and notice of nonpayment and dishonor of this note are hereby waived.

14.              ENTIRETY AND AMENDMENTS. THIS NOTE, THE PLEDGE AGREEMENT, AND THE SUBSCRIPTION AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS NOTE, THE GUARANTY, AND THE SETTLEMENT AGREEMENT EMBODY THE ENTIRE WRITTEN AGREEMENT BETWEEN THE PARTIES, SUPERSEDE ALL PRIOR WRITTEN AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY MAKER AND PAYEE.

EXECUTED as of the date first written above.

ADDRESS:	“MAKER”
6770 Bertner, Suite C 550	TEXAS HEART INSTITUTE, a Texas non-profit corporation
Houston, Texas 77030
	By:	/s/ Marc C. Mattsson
Name: Marc C. Mattsson
Title: Chief Executive Officer

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PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, restated, or supplemented, this “Agreement”) is executed as of October 8, 2013, by Texas Heart Institute, a Texas non-profit corporation (“Pledgor”) for the benefit of Miromatrix Medical, Inc., a Delaware corporation (the “Secured Party”).

RECITALS

A.       Pledgor and Secured Party have entered into that certain Subscription Agreement and Letter of Investment Intent dated as of even date herewith (as amended or restated, the “Subscription Agreement”), under which Pledgor has offered to purchase certain shares of the Secured Party’s Series B Preferred Stock (herein, the “Subscription Shares”).

B.       In consideration for the purchase by Pledgor of the Subscription Shares, at the closing of the Subscription Agreement Pledgor will (i) pay a certain amount of cash consideration, and (ii) issue a Promissory Note in the original principal amount of $4,000,000.00 (as renewed, extended, modified or replaced, the “Note”).

C.       To secure the obligations of Pledgor under the Note, Secured Party requires that Pledgor execute and deliver this Agreement.

D.       It is expressly understood between Pledgor and Secured Party that the execution and delivery of this Agreement is a condition precedent to Secured Party’s obligations to extend credit under the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       Certain Definitions. Capitalized terms used but not defined in this Agreement have the meanings given them in the Note or in the UCC. If the definition given a term in the Note conflicts with the definition given that term in the UCC, the Note definition shall control to the extent allowed by Law. Terms used in this Agreement which are not capitalized but which are defined in the UCC, shall have the meaning given them in the UCC. If the definition given a term in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 definition shall control. As used in this Agreement:

“Agreement” means this Pledge Agreement together with all schedules and annexes attached to this Pledge Agreement, and all amendments, restatements, and supplements to this Pledge Agreement, the schedules and exhibits.

“Collateral” is defined in Section 3.

“Default” means a “Default” under, and as defined in, the Note.

“Note” is defined in the Recitals.

“Obligation” means the indebtedness under the Note.

“Pledged Equity” is defined Section 3.

“Pledgor” includes, without limitation, Pledgor as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Pledgor or all or substantially all of Pledgor’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Law from time to time in effect affecting the rights of creditors generally.

“Security Interest” means the security interests granted and the transfers, pledges and collateral assignments made under Section 3 of this Agreement.

“UCC” means (a) generally, and with respect to the definitions above, the Uniform Commercial Code, as adopted in Texas, as amended from time to time, and (b) with respect to rights in states other than Texas, the Uniform Commercial Code as enacted in the applicable state, as amended from time to time.

2.       Note. This Agreement is being executed and delivered pursuant to the terms and conditions of the Note.

3.       Security Interest. In order to secure the full and complete payment and performance of the Obligation when due, Pledgor hereby grants to Secured Party a security interest in, and pledges and assigns to Secured Party the following (collectively, the “Collateral”):

(a)                the equity interests described in attached Schedule 1 (the “Pledged Equity”), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by Pledged Issuer and described in such Schedule 1, the certificates representing the Pledged Equity, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity;

(b)                the equity interests at any time and from time to time acquired by Pledgor in the Pledged Issuer, the certificates representing such equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(c)                all investment property, financial assets, securities, capital stock, other equity interests, stock options and commodity contracts of Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness of Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

(d)                all security entitlements of Pledgor in any and all of the foregoing; and

(e)                all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by Pledgor and howsoever his interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise). Notwithstanding the foregoing, at Secured Party’s sole cost and expense, Secured Party will release any and all Liens on the Collateral upon payment in full of the Obligations, including delivering the originals of any Collateral held by Secured Party (with any necessary endorsements) and filing of UCC-3 amendments to give effect to the full releases hereby.

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4.       No Assumption or Modification. The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligation when due, and is given as security only. Secured Party does not assume and shall not be liable for any liabilities, duties, or obligations of Pledgor under or in connection with the Collateral. Secured Party’s acceptance of this Agreement, or its taking any action in carrying out this Agreement, does not constitute Secured Party’s approval of the Collateral or Secured Party’s assumption of any obligation under or in connection with the Collateral. This Agreement does not affect or modify Pledgor’s obligations with respect to the Collateral.

5.       Fraudulent Conveyance. Notwithstanding anything contained in this Agreement to the contrary, Pledgor agrees that if, but for the application of this Section 5, the Obligation or any Security Interest would constitute a preferential transfer under 11 U.S.C. § 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer Law or similar Law in effect from time to time (each a “Fraudulent Conveyance”), then the Obligation and each affected Security Interest will be enforceable against Pledgor to the maximum extent possible without causing the Obligation or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 5.

6.       Representations and Warranties. Pledgor hereby represents and warrants to Secured Party as follows:

(a)                Pledgor owns the Collateral free arid clear of all Liens except for the Liens created hereunder.

(b)                The information contained in Schedule 1 attached to this Agreement is true and accurate and sufficiently describes all of the Collateral.

7.       Covenants. Pledgor shall:

(a)                Promptly notify Secured Party of any material change in any fact or circumstances represented or warranted by Pledgor with respect to any of the Collateral.

(b)                Promptly notify Secured Party of any claim, action or proceeding materially affecting the security interest granted and the pledge and assignment made under Section 3 or title to any of the Collateral and, at the request of Secured Party, appear in and defend, at Pledgor’s expense, any such action or proceeding.

(c)                Not create, incur or suffer to exist any other Lien upon any of the Collateral.

(d)                Not assign, dispose of, sell or otherwise transfer any of the Collateral.

(e)                At Pledgor’s expense and Secured Party’s reasonable request, file or cause to be filed such applications and take such other actions to obtain the consent or approval of any Governmental Authority to Secured Party’s rights hereunder, including, without limitation, the right to sell all the Collateral upon a Default without additional consent or approval from such Governmental Authority (and, because Pledgor agrees that Secured Party’s remedies at law for failure of Pledgor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Pledgor agrees that his covenants in this provision may be specifically enforced).

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(f)                 From time to time promptly execute and deliver to Secured Party all such other stock powers, assignments, certificates, supplemental documents, and financing statements (if appropriate), and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Security Interest.

8.       Default; Remedies. Should a Default occur and be continuing, Secured Party may, at its election, exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by this Agreement, the Note, at law, in equity, or otherwise, including, without limitation, applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Pledgor hereby consents to any such appointment).

9.       Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other person entitled to notice under the UCC; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable for the purposes of this Section 9.

10.       Sales of Securities.

(g)                In the event that the Secured Party determines to exercise its right to sell all or any part of the Collateral, Pledgor will, at Pledgor’s expense and upon request by the Secured Party: (i) execute and deliver, and cause each issuer of such Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, advisable to register such Collateral under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause each issuer of such Collateral to qualify such Collateral under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Secured Party, (iii) cause Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Collateral valid and binding and in compliance with applicable law. Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Secured Party by reason of the failure by Pledgor to perform any of the covenants contained in this Section 10(a) and, consequently, agrees that, if Pledgor fails to perform any of such covenants, he shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral on the date the Secured Party demands compliance with this Section 10(a); provided that the payment of such amount shall not release Pledgor from any of its obligations under this Agreement or the Note.

(h)                Notwithstanding the provisions of Section 10(a) hereof, Pledgor recognizes that the Secured Party may deem him impracticable to effect a public sale of all or any part of the Pledged Equity or any other securities constituting Collateral. Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from the registration requirements of the Securities Act, and any applicable state securities laws, and no sale so made in good faith by Secured Party shall be deemed not to be “commercially reasonable” because so made. Secured Party may make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Houston, Texas (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than ten (10) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Secured Party may, in such event, bid for the purchase of such securities.

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11.       Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral in the following order: first, to the payment of all its expenses incurred in retaking, holding and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Secured Party under this Agreement; third, toward payment of the balance of the Obligation in accordance with the Note. Any surplus remaining shall be delivered to Pledgor or as a court of competent jurisdiction may direct.

12.       Other Rights of Secured Party.

(a)                Performance. In the event Pledgor shall fail to perform any of his obligations hereunder with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, take such action which Pledgor is required, but has failed or refused, to take. Any sum which may be expended or paid by Secured Party under this Section 12(a) (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the default rate under the Note until paid and, together with such interest, shall be payable by Pledgor upon demand and shall be part of the Obligation.

(b)                Collection. Upon notice from Secured Party, each Person obligated with respect to any of the Collateral, whether as an issuer, account debtor or otherwise (an “Obligor”) is hereby authorized and directed by Pledgor to make payments on any of the Collateral (including, without limitation, dividends and other distributions) directly to Secured Party, regardless of whether Pledgor was previously making collections thereon. Subject to Section 12(e) hereof, until such notice is given, Pledgor is authorized to retain and expend all payments made on Collateral. Secured Party shall have the right in its own name or in the name of Pledgor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Pledgor on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into the possession of Secured Party; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Agreement. If any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole reasonable discretion, either in its own name or in the name of Pledgor, to take such action as Secured Party shall deem appropriate for the collection of any such amounts. Regardless of any other provision hereof, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatever to anyone except Pledgor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Pledgor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge and acquittance to such Obligor, to the extent of any amount so paid to Secured Party. The rights granted Secured Party under this Section 12(b) may be exercised at any time, whether or not a Default has occurred and is continuing.

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(c)                Record Ownership of Securities. When a Default has occurred and is continuing, Secured Party at any time may have the Collateral registered in its name, or in the name of its nominee or nominees, as pledgee; and Pledgor shall execute and deliver to Secured Party all such proxies, powers of attorney, dividend coupons or orders and other documents as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting rights and powers which it is entitled to exercise hereunder and to receive the dividends and other payments which it is authorized to receive and retain hereunder.

(d)                Voting of Securities. So long as no Default has occurred, Pledgor shall be entitled to exercise all voting rights pertaining to the Collateral. After the occurrence and during the continuance of a Default, the right to vote the Collateral shall be vested exclusively in Secured Party. To this end, Pledgor irrevocably appoints Secured Party the proxy and attorney-in-fact of Pledgor, with full power of substitution, to vote and to act with respect to the Collateral, subject to the understanding that such proxy may not be exercised unless a Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

(e)                Certain Proceeds. Any and all stock or dividends or distributions, or distributions in property made on or in respect of the Collateral, and any proceeds of the Collateral, whether such dividends, distributions, or proceeds result from a subdivision, combination or reclassification of the outstanding capital stock or equity owned by Pledgor or as a result of any merger, consolidation, acquisition or other exchange of assets to which Pledgor may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by Pledgor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Pledgor in accordance with Secured Party’s instructions) to be held subject to the terms hereof. Prior to the occurrence and continuation of a Default, any cash proceeds of Collateral which come into the possession of Secured Party may, at Secured Party’s option, be applied in whole or in part to the Obligation, or be released in whole or in part to or on the written instructions of Pledgor for any general or specific purpose not in violation of the Note, or be retained in whole or in part by Secured Party as additional Collateral. Upon the occurrence and continuation of a Default, any cash proceeds of Collateral shall be applied to the Obligation.

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13.       Miscellaneous.

(a)                Term. Upon full and final payment of the Obligation and final termination of Secured Party’s commitment to lend under the Note without Secured Party having exercised its rights under this Agreement, this Agreement shall terminate; provided that no Obligor on any of the Collateral shall be obligated to inquire as to the termination of this Agreement, but shall be fully protected in making payment directly to Secured Party, which payment shall be promptly paid over to Pledgor after termination of this Agreement.

(b)                Notice. Any notice or communication required or permitted under this Agreement must be given as prescribed in the Note. Any notice or communication required or permitted to be given to Pledgor hereunder may be given to Pledgor in the manner prescribed in the Note, and such notice shall constitute notice to Pledgor.

(c)                Governing Law. This Agreement is to be construed, and its performance enforced, under Texas law.

(d)                Note. In the event of any conflict or inconsistency between the terms hereof and the Note, the terms of the Note shall be controlling.

(e)                Multiple Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Agreement may be transmitted and signed by facsimile and portable document format (PDF), and any such facsimile or PDF signatures shall have the same effect as manually-signed originals and shall be binding on Pledgor and Secured Party.

(f)                 Binding Effect; Survival. This Agreement is binding upon, the parties hereto and their respective and successors and permitted assigns, as applicable.

(g)                Amendments. This Agreement may be amended, modified, supplemented or be the subject of a waiver only by a writing executed by Secured Party and Pledgor.

(h)                Entirety. THIS AGREEMENT, THE NOTE, AND THE SUBSCRIPTION AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures are on the following page.]

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EXECUTED as of the date set forth in the preamble.

PLEDGOR:

TEXAS HEART INSTITUTE, a Texas non-profit corporation

By:	/s/ Marc C. Mattsson
Name: Marc C. Mattsson
Title: Chief Executive Officer

SECURED PARTY:

MIROMATRIX MEDICAL, INC., a Delaware corporation

By:	/s/ Robert Cohen
Name:	Robert Cohen
Title:	President and CEO

Signature Page to Pledge Agreement

SCHEDULE 1
Pledged Equity

Issuer	Shares of Series B Preferred	Certificate Number	Percentage Owned by Pledgor	Other Liens
Miromatrix Medical, Inc.	666,667	1	100%	none

Schedule1

Marc C. Mattsson

Chief Executive Officer

October 8, 2013

Miromatrix Medical Inc. (“Miromatrix”) and Texas Heart Institute (“THI”) have entered into a Sub-License Agreement dated October 8, 2013, related to research, development, and commercialization of whole heart products using perfusion based decellularization and recellularization technology licensed to or owned by Miromatrix (“Agreement”). The Agreement restricts the ability of Miromatrix and THI to assign the Agreement to another person or entity. Section 10.2 of the Agreement states that consent to an assignment will not be unreasonably withheld.

Catholic Health Initiatives (“CHI”) and THI recently announced a letter of intent for exclusive negotiations toward a new partnership over the next decade for research and education in cardiovascular diseases. As part of this new partnership, THI and CHI may enter into a joint venture arrangement or form a new entity with CHI for research and development purposes, including but not limited to research and development of the type of technology licensed to THI under the Agreement.

THI may request a transfer of the Agreement from THI to the THI/CHI joint venture or new entity, if consummated. Based on discussions between THI and Miromatrix to date, Miromatrix is not presently aware of any reason to deny such a request. THI will keep Miromatrix seasonably informed of its plans with CHI and any need in THI’s opinion to assign the Agreement to further the goals of both THI and Miromatrix.

Please sign where indicated below to acknowledge that Miromatrix has been made aware of the potential transfer issue and to acknowledge that the foregoing represents Miromatrix’s present understanding of the potential transfer request.

Sincerely yours,

/s/ Marc C. Mattson

Marc C. Mattsson

Miromatrix Medical, Inc.

/s/ Robert Cohen
Robert Cohen
President & CEO

Texas Heart Institute • Texas Medical Center • MC 3-117 • Post Office Box 20345 • Houston, Texas 77225-0345

(832) 355-3792 • Fax (832) 355-3089 • www.texasheart.org